QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.15

        THIS INSTRUMENT AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED, IN THE MANNER AND TO THE EXTENT SET FORTH IN AN AGREEMENT DATED JANUARY 24, 2003 (AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED, MODIFIED, OR SUPPLEMENTED, THE "SUBORDINATION AGREEMENT"), BY THE MAKER AND HOLDER OF THIS INSTRUMENT IN FAVOR OF BANK OF AMERICA, N.A. AS ADMINISTRATIVE AGENT FOR THE "LENDERS" REFERRED TO THEREIN, TO ALL SENIOR INDEBTEDNESS AS DEFINED THEREIN), AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION AGREEMENT.

ENBRIDGE ENERGY PARTNERS, L.P.
SUBORDINATED PROMISSORY NOTE

Due: December 15, 2007 (subject to the terms and provisions hereof)	Due: U.S. $62,594,668.37

RECITALS

        WHEREAS, with the issuance of this Promissory Note, dated as of January 24, 2003 by Enbridge Energy Partners, L.P., (the "Partnership"), wishes to borrow U.S. $62,594,668.37 from Enbridge (U.S.) Inc., (the "Holder").

        WHEREAS, the Partnership is a party to (i) that certain Amended and Restated Credit Agreement among the Partnership, Bank of America, N.A., as Administrative Agent and the lenders named therein (as amended, restated, modified or supplemented from time to time, the "Multi Year Facility") and (ii) the Amended and Restated 364-Day Credit Agreement among the Partnership, Bank of America, N.A., as Administrative Agent and the lenders named therein, (as amended, restated, or modified or supplemented from time to time, the "364 Day Facility" and together with the Multi Year Facility, the "Credit Facilities").

Article 1
TERMS

        FOR VALUE RECEIVED, the undersigned, the Partnership, formed under the laws of the state of Delaware with its principal office and place of business at 1100 Louisiana, Suite 3300, Houston, Texas, United States, 77002, PROMISES TO PAY to or to the order of the Holder, at its registered offices at 1100 Louisiana, Suite 3300, Houston, Texas, United States, 77002 or such other place as the Holder may designate, the principal amount of SIXTY TWO MILLION FIVE HUNDRED AND NINTY FOUR THOUSAND SIX HUNDRED AND SIXTY EIGHT DOLLARS AND THIRTY SEVEN CENTS (U.S.$ 62,594,668.37) in lawful money of the United Sates of America on the later to occur of (i) December 15, 2007 or (ii) six months following the Maturity Date (as defined in the Multi Year Facility) with interest on such amount, at the rate, calculated in the manner and payable at the times specified in this Note.

        The principal amount remaining from time to time unpaid and outstanding shall bear interest, both before and after the occurrence of an Event of Default (as hereinafter defined) and before and after judgement to the date of the repayment in full of the principal amount, at the rate of 6.60%, per annum, calculated and payable on the maturity date hereof and, otherwise, will accrue to the principal balance on the first day of the month or the next business day thereafter. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360- day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.

        The Partnership shall have the right and privilege of prepaying the whole or any portion of the principal amount of this Note from time to time remaining unpaid and outstanding at any time or times without penalty.

        The recording by the Holder in its accounts of principal amounts owing by the Partnership, accrued interest and repayments shall, in the absence of manifest mathematical error, be prima facie evidence of the same; provided that the failure of the Holder to record the same shall not affect the obligation of the Partnership to pay such amounts to the Holder.

        The Partnership and all endorsers of this Note waive presentment for payment and notice of non-payment and agree and consent to all extensions or renewals of this Note without notice.

Article 2
AFFIRMATIVE COVENANTS

        So long as any amounts remain outstanding under this Note and unless the Holder otherwise consents in writing, the Partnership covenants and agrees that:

1.
It shall pay or cause to be paid all amounts falling due hereunder on the dates and in the manner specified herein;

2.
It shall do or cause to be done, all things necessary or desirable to maintain its corporate existence in its present jurisdiction of incorporation and to maintain its corporate power and capacity to own its properties and assets;

3.
It shall maintain a system of accounting which is established and administered in accordance with generally accepted accounting principles, keep adequate records and books of account in which accurate and complete entries shall be made in accordance with such accounting principles reflecting all transactions required to be reflected by such accounting principles and keep accurate and complete records of any property owned by it;

4.
It shall, as soon as practicable after it shall become aware of the same, give notice to The Holder of the following events:

  (i) the commencement of any action, proceeding, arbitration or investigation against or in any other way relating adversely to the Partnership or any of its properties or assets which, if adversely determined, could singly or when aggregated with all other such actions, proceedings, arbitrations and investigations against or in any other way relating adversely to the Partnership have a material adverse effect on the business, financial condition or prospects of it or on its ability to perform its obligations under this Note;

  (ii) any amendment of its articles, by-laws, constating documents or other organizational documents; and

  (iii) any Event of Default;

Article 3
EVENTS OF DEFAULT

        In this Note, subject to Article 11, the occurrence of each and any of the following events shall constitute an "Event of Default":

1.
The Partnership fails to pay any amount due to the Holder under this Note when such amount becomes due and payable;

2.
The Partnership fails to perform, observe or comply with any other term, covenant, condition or provision of this Note and such failure remains unremedied for ten days following notice of such failure by the Holder to the Partnership;

3.
The Partnership ceases to carry on business;

4.
The total amount of principal, interest and other moneys unpaid and outstanding under this Note at any particular time is more than three hundred per cent (300%) of the aggregate of the Partnership's shareholders' equity, retained earnings and other equity, determined in accordance with generally accepted accounting principles at such time;

5.
The Partnership fails to pay the principal of, or interest on, any of its debt (excluding debt under this Note) which is outstanding in an aggregate principal amount exceeding U.S.$1 million when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the debt without waiver of failure by the holder of the debt; or any other event occurs or condition exists, and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any debt of the Partnership in excess of U.S. $1 million without waiver by the holder of the debt, if its effect is to accelerate, or permit the acceleration of the debt; or any such debt of the Partnership shall be declared to be due and payable prior to its stated maturity and the declaration has not been rescinded by the holder of the debt;

6.
Any judgement or order for the payment of money in excess of U.S. $5 million is rendered against the Partnership and either (i) enforcement proceedings have been commenced by a creditor upon the judgement or order, or (ii) there is any period of fifteen consecutive days during which a stay of enforcement of the judgement or order, by reason of a pending appeal or otherwise, is not in effect;

7.
The Partnership (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (a) to adjudicate it a bankrupt or insolvent, (b) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (c) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorise any of the above actions;

8.
There has occurred in the reasonable opinion of the Holder, any material adverse change in, or developments likely to have a material adverse effect on, the assets, business, operations, undertaking or condition (financial or otherwise) of the Partnership.

Article 4
REMEDIES

        Subject to Article 11, upon the occurrence of any Event of Default, the Holder may:

1.
With notice to the Partnership, allow the Partnership 90 days to remedy the default on a pro-forma basis;

2.
Declare the whole of the principal amount of this Note remaining unpaid and all accrued unpaid interest to be immediately due and payable; and

3.
Take such actions as may be permitted at law or in equity at such times and in such manner as the Holder in its sole discretion may consider expedient,

all without, except as may be required by applicable law, any additional notice, presentment, demand, protest, notice of protest, dishonour or any other action. These rights and remedies of the Holder hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by applicable law.

Article 5
AMENDMENT AND WAIVER

        No amendment or waiver of this Note shall be binding unless executed in writing by the Partnership and the Holder. No waiver of any provision of this Note shall constitute a waiver of any other provision nor shall any waiver of any provision of this Note constitute a continuing waiver unless otherwise expressly provided.

Article 6
ASSIGNMENT

        This Note shall enure to the benefit of and shall be binding upon the maker and the payee and their respective successors and permitted assigns. This Note may be assigned by the Holder to any affiliate of the Holder without the prior consent of the Partnership. Notice of any such assignment shall be provided in writing to the Partnership.

Article 7
NOTICES

        Any notice to the Partnership shall be delivered to 1100 Louisiana, Suite 3300, Houston Texas, United States 77002, to the attention of the Corporate Secretary or by fax to 713-821-2229. Any notice to the Holder shall be delivered to the same address.

        The address or fax number for notice may be changed by the Partnership, the Holder or any subsequent holder of this Note by notice given in accordance with the preceding paragraphs.

Article 8
FURTHER ASSURANCES

        Whether before or after the happening of an Event of Default, the Partnership shall at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things in connection with this Note as the Holder may reasonably require from time to time for the purpose of giving effect to this Note, all immediately upon the request of the Holder.

Article 9
SUBORDINATION

        The Holder hereby acknowledges and agrees that the indebtedness evidenced by this Note, including the principal hereof and interest thereon, shall, on any dissolution, winding up, liquidation, readjustment, reorganization, bankruptcy, insolvency, receivership or other similar proceedings relating to the Partnership, or any of its property (whether voluntary or involuntary, partial or complete), or any other marshalling of the assets and liabilities of the Partnership, be subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. For purposes of this Note, "Senior Indebtedness" means all obligations, liabilities and indebtedness of the Partnership (including, without limitation, the Obligations, as defined in each of the Credit Facilities), except for (i) the indebtedness evidenced by this Note, including the principal hereof and interest thereon, and (ii) such obligations, liabilities and indebtedness which by the terms thereof are expressed to be payable pari passu with, or subordinate and subject in right of payment to, the indebtedness evidenced by this Note. In addition to the foregoing (and not in limitation thereof), the Holder hereby further acknowledges and agrees that no payment of the principal sum hereof, interest thereon or other indebtedness evidenced by this Note shall be made by the Partnership when and for so long as (i) the Partnership is in default in the payment of any Senior Indebtedness when due and payable, (ii) any applicable grace period with respect to a payment default on Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default.

Article 10
ENTIRE AGREEMENT

        This Note recites all material terms associated with the Partnership's obligation to pay and supersedes and replaces any prior understandings or arrangements pertaining to this Note. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Note. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Note, or any amendment or supplement thereto, by the Partnership or the Holder or its directors, officers, employees or agents, to the other or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Note, and neither of the Partnership or the Holder has been induced to enter into this Note any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

Article 11
GENERAL MATTERS

        The Events of Default and the Remedies related thereto described in Articles 3 and 4 hereof, respectively, will have no force and effect and will not be operative until such time as all Senior Indebtedness has been fully and indefeasibly paid and all commitments under each of the Credit Facilities have been terminated.

        The inclusion of headings in this Note is for convenience of reference only and shall not affect the construction or interpretation hereof.

        Whenever in this Note a particular article, section or other portion thereof is referred to, such reference pertains to the particular article, section or portion thereof contained herein, unless otherwise indicated.

        Except where otherwise expressly provided, all amounts in this Note are stated and shall be paid in United States currency.

        Any provisions of this Note prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms hereof and no such invalidity shall affect the obligation of the Partnership to pay the principal amount and any accrued and unpaid interest at the time outstanding hereunder.

        Time is of the essence of this Note.

        This Note is intended by the parties to be and is a negotiable instrument.

Article 12
GOVERNING LAW AND ATTORNMENT

        This Note shall be governed by and interpreted and enforced in accordance with the laws of the state of Delaware and the federal laws of the United States of America applicable therein.

        DATED this 24th day of January, 2003.

ENBRIDGE ENERGY PARTNERS, L.P.
By:	Name: Title:
By:	Name: Title:

QuickLinks

ENBRIDGE ENERGY PARTNERS, L.P. SUBORDINATED PROMISSORY NOTE
RECITALS